                          FIRSTWORLD COMMUNICATIONS, INC.

                            470,000 Units Consisting of
                    $470,000,000 Principal Amount at Maturity of
                         13% Senior Discount Notes due 2008
                                        and
          Warrants to Purchase 3,713,094 Shares of Series B Common Stock

                                 PURCHASE AGREEMENT

                                   April 6, 1998


                              BEAR, STEARNS & CO. INC.

                         ING BARING (U.S.) SECURITIES, INC.

                            J.P. MORGAN SECURITIES INC.

                 MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                          FIRSTWORLD COMMUNICATIONS, INC.

                            470,000 Units Consisting of
                    $470,000,000 Principal Amount at Maturity of
                         13% Senior Discount Notes due 2008
                                        and
          Warrants to Purchase 3,713,094 Shares of Series B Common Stock


                                 PURCHASE AGREEMENT

April 6, 1998
New York, New York

BEAR, STEARNS & CO. INC.
  As Representative of
  the Initial Purchasers
245 Park Avenue
New York, New York 10167

Ladies & Gentlemen:

          FirstWorld Communications, Inc., a California corporation (the "Company"), proposes to issue and sell to the parties named in Schedule I hereto (the "Initial Purchasers"), for whom you are acting as representative (the "Representative") 470,000 units (the "Units") consisting of $470,000,000 aggregate principal amount at maturity of 13% Senior Discount Notes due 2008 (the "Senior Discount Notes") and Warrants (the "Warrants") to purchase an aggregate of 3,713,094 shares of Series B common stock, no par value (the "Common Stock"), of the Company (the "Warrant Shares"), subject to the terms and conditions set forth herein. Each Unit will consist of $1,000 principal amount of the Senior Discount Notes and one Warrant to purchase 7.9002 shares of Common Stock. The Senior Discount Notes will be issued pursuant to an indenture (the "Indenture"), to be dated the Closing Date (as defined below), between the Company and The Bank of New York, as trustee (the "Trustee"). The Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") to be dated the Closing Date, between the Company and The Bank of New York, as warrant agent (the "Warrant Agent"). The Senior Discount Notes and the Warrants comprising each Unit will not trade separately until the earlier of (i) 90 days from the date of issuance, (ii) such earlier date as the Initial Purchasers may, in their discretion, deem appropriate, (iii) in the event a Change in Control (as defined in the Indenture) occurs, the date the Company mails notice thereof to holders of Senior Discount Notes, (iv) the date on which the Registered Exchange Offer (as defined below) is consummated and (v) the date on which the Shelf Registration Statement (as defined below) is declared effective (such date, the "Separation Date"). The Units, the Senior Discount Notes and the Warrants are more fully described in the Offering Memorandum referred to below.

     1. ISSUANCE OF SECURITIES. The Company proposes to, upon the terms and subject to the conditions set forth herein, issue and sell to the Initial Purchasers the Units. The Senior Discount Notes forming a part of the Units and the Senior Discount Exchange Notes (as defined below) issuable in exchange therefor are hereinafter referred to as the Notes. The Units, the Notes and the Warrants are collectively referred to herein as the "Securities." Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture.

          Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933 (as amended, the "Act"), the Units, the Notes, the Warrants and the Warrant Shares (and all securities issued in exchange therefor or in substitution thereof) shall bear the legends required to be set forth thereon in accordance with the applicable provisions of the Warrant Agreement or the Indenture, as applicable.

     2. OFFERING. The Units will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Act. The Company has prepared a preliminary offering memorandum, dated March 20, 1998 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated April 6, 1998 (the "Offering Memorandum"), relating to the Company and the Units.

          The Initial Purchasers have advised the Company that the Initial Purchasers will make offers to resell (the "Exempt Resales") the Units on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom any of the Initial Purchasers reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs"). Such QIBs shall be referred to herein as the "Eligible Purchasers." The Initial Purchasers will offer the Units to the Eligible Purchasers initially at a purchase price per Unit equal to $532.35. Such price may be changed at any time without notice.

          Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement relating thereto (the "Registration Rights Agreement"), and holders (including subsequent transferees) of the Warrants and Warrant Shares will have the registration rights set forth in the registration rights agreement relating thereto (the "Warrant Registration Rights Agreement"), to be dated the Closing Date, for so long as such Notes, Warrants or any Warrant Shares constitute "Transfer Restricted Securities" (as defined in such agreements). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") with respect to an offer to exchange (the "Registered Exchange Offer") the Senior Discount Notes for a new issue of 13% Senior Discount Notes due 2008 (the "Exchange Senior Discount Notes") to be offered in exchange for the Senior Discount Notes and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Senior Discount Notes, and to use its best efforts to cause such Registration Statements to be declared effective and consummate the Registered Exchange Offer. This Agreement, the Securities, the Indenture, the Warrant Agreement, the Registration Rights Agreement and the Warrant Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

     3. PURCHASE, SALE AND DELIVERY. (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to each Initial Purchaser, and each Initial Purchaser agrees severally and not jointly to purchase from the Company, that number of Units set forth opposite its name on Schedule I hereto. The purchase price for the Units shall be $516.3795 per Unit.

          (b) Delivery of, and payment of the purchase price for, the Units shall be made, against payment of the purchase price, at the offices of Cleary, Gottlieb, Steen & Hamilton, 1 Liberty Plaza, New York, New York 10006, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 10:00 A.M. New York time, on April 13, 1998 or at such other time as shall be agreed upon by the Representative and the Company. The time and date of such delivery and payment are herein called the "Closing Date."

          (c) Units sold to Eligible Purchasers will be represented by (x) one or more permanent global Notes in definitive, fully registered form without interest coupons (each a "Restricted Global Note") registered in the name of Cede & Co., as nominee of DTC, having an aggregate amount corresponding to the aggregate amount of the Notes sold to QIBs and (y) one or more permanent global Warrants in definitive, fully registered form (each, a "Restricted Global Warrant"), having an aggregate number corresponding to
     the aggregate number of Warrants sold to QIBs.   The Units shall be
     delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the purchase price therefor, by wire transfer of immediately available funds to an account specified by the Company or as the Company may direct in writing, PROVIDED that the Company shall give at least two business days' prior written notice to the Representative of the information required to effect such wire transfers. The Units shall be made available to the Representative for inspection not later than 10:00 a.m., New York City time, on the business day immediately preceding the Closing Date.

     4. AGREEMENTS OF THE COMPANY. The Company covenants and agrees with each of the Initial Purchasers as follows:

     (a) To advise the Representative promptly and, if requested by the Representative confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that, in the reasonable opinion of either counsel to the Company or counsel to the Initial Purchasers, makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering

     Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Securities under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Securities under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

     (c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum prior to the Closing Date unless the Representative shall previously have been advised thereof and shall not have objected thereto within a reasonable time after being furnished a copy thereof. The Company shall promptly prepare, upon the Representative's request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

     (d) If, after the date hereof and prior to completion of the Exempt Resales, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of either counsel to the Company or counsel to the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, or if it is necessary or advisable to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum to comply with applicable law, (i) notify the Representative and (ii) forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law.

     (e) To cooperate with the Representative and counsel to the Initial Purchasers in connection with the qualification or registration of the Units under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction where it is not now so subject.

     (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to the performance of the obligations of the Company hereunder, including in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto, (ii) the preparation (including, without limitation, duplication costs) and delivery of all preliminary and final Blue Sky memoranda prepared and delivered in connection herewith and with the Exempt Resales, (iii) the issuance, transfer and delivery by the Company of the Securities to the Initial Purchasers, (iv) the qualification or registration of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the cost of preparing, printing and mailing a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of counsel to the Initial Purchasers relating thereto), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be requested by the Initial Purchasers for use in connection with Exempt Resales, (vi) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Company's counsel and accountants, (viii) all expenses and listing fees in connection with the application for quotation of the Securities in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (ix) all fees and expenses (including fees and expenses of counsel to the Company) of the Company in connection with the approval of the Global Securities by DTC for "book-entry" transfer, (x) the reasonable fees and expenses of the Trustee and its counsel in connection with the Indenture and the Notes, (xi) the reasonable fees and expenses of the Warrant Agent and its counsel in connection with the Warrant Agreement and the Warrants, (xii) the performance by the Company of its other obligations under this Agreement and the other Operative Documents and (xiii) "roadshow" travel and other expenses incurred in connection with the marketing and sale of the Units, the Notes and the Warrants.

     (g) To use the proceeds from the sale of the Units in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

     (h) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Securities.

     (i) To do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Units.

     (j) Not to, and cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Units in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Units, the Notes or the Warrants or to take any other action that would result in the Exempt Resales not being exempt from registration under the Act.

     (k) For so long as any of the Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any beneficial owner of Units, Notes or Warrants in connection with any sale thereof and any prospective purchaser of such Units, Notes or Warrants from such beneficial owner, the information required by Rule 144A(d)(4) under the Act.

     (l) To cause the Registered Exchange Offer to be made in the appropriate form to permit registered Senior Discount Exchange Notes to be offered in exchange for the Senior Discount Notes and to comply with all applicable federal and state securities laws in connection with the Registered Exchange Offer.

     (m) To comply with all of its agreements set forth in the Registration Rights Agreement and the Warrant Registration Rights Agreement and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Restricted Global Note and the Restricted Global Warrant by DTC for "book-entry" transfer.

     (n) To use its best efforts to effect the designation of the Securities as eligible for PORTAL and to obtain approval of the Restricted Global Note and the Restricted Global Warrant by DTC for "book-entry" transfer.

     (o) For so long as any of the Securities remain outstanding, to deliver without charge to each of the Initial Purchasers, as they may request, promptly upon their becoming available, copies of (i) all reports or other publicly available information that the Company shall mail or otherwise make available to its shareholders and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange and such other publicly available information concerning the Company or its subsidiaries, including without limitation, press releases.

     (p) Prior to the Closing Date, to furnish to each of the Initial Purchasers, as soon as they have been prepared in the ordinary course by the Company, copies of any consolidated financial statements or any unaudited interim financial statements of the Company for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

     (q) Not to take and to cause its subsidiaries not to take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. Except as permitted by the Act, the Company will not distribute any Preliminary Offering Memorandum, Offering Memorandum or other offering material in connection with the offering and sale of the Securities.

     (r) To comply with the agreements in the Indenture, the Warrant Agreement, the Registration Rights Agreement, the Warrant Registration Rights Agreement and any other Operative Document.

     (s) To reserve and continue to reserve as long as any Warrants remain outstanding, a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants.

     (t) Not, until 180 days following the Closing Date, without the prior written consent of the Representatives, to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Securities).

     (u) To cause each certificate for a Note or Warrant, as the case may be, to bear the legends required by the Indenture or Warrant Agreement, as applicable.

     (v)  Not to resell, and (i) to cause any of its subsidiaries not to, and
     (ii) to use its best efforts to cause its non-subsidiary affiliates not to, resell, any Securities that have been acquired by any of them.

     (w) Not to, and (i) to cause its subsidiaries and any person acting on its or their behalf not to, and (ii) to use its best efforts to cause its non-subsidiary affiliates not to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

     (x)  Not to engage, and (i) to cause its subsidiaries not to engage and
     (ii) to use its best efforts to cause its non-subsidiary affiliates not to engage, any person acting on its or their behalf not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

     5. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants to each of the Initial Purchasers that:

          (i) The Preliminary Offering Memorandum and the Offering Memorandum have been prepared in connection with the Exempt Resales. The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. Any projections and other information contained in the Preliminary Offering Memorandum and the Offering Memorandum or provided to the Initial Purchasers or any Eligible Purchaser have been prepared in good faith and are based upon assumptions which, in light of the circumstances under which they were made, are reasonable. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

          (ii) When the Units, the Notes and the Warrants are issued and delivered pursuant to this Agreement, no Unit, Note or Warrant will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

          (iii) Each of the Company and its subsidiaries (A) has been duly organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (B) has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and (C) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except with respect to this clause (C), where the failure to be so qualified or in good standing does not and could not reasonably be expected to (x) individually or in the aggregate result in a material adverse effect on the properties, business, result of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole, (y) interfere with or adversely affect the issuance or marketability of the Units pursuant hereto or (z) in any manner draw into question the validity of this Agreement or any other Operative Document or the transactions described in the Offering Memorandum under the caption "Use of Proceeds" (any of the events set forth in clauses
     (x), (y) or (z) a "Material Adverse Effect").

          (iv) All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. At December 31, 1997 after giving effect to the issuance and sale of the Units pursuant hereto, the consummation of the Equity Commitment (as defined in the Offering Memorandum) and the events stated in the Offering Memorandum, the Company had an authorized and outstanding consolidated capitalization as set forth in the Offering Memorandum under the caption "Capitalization."

          (v) Except as disclosed in the Offering Memorandum, all of the outstanding capital stock of each subsidiary is owned, directly or indirectly, by the Company, free and clear of any lien, claim, encumbrance, security interest, restriction on transfer, shareholders' security interest, claim, lien, limitation on voting rights or encumbrance; and all such securities have been duly authorized, validly issued, and are fully paid and non-assessable and were not issued in violation of any preemptive or similar right.

          (vi) Except as disclosed in the Offering Memorandum, there are not currently, and will not be as a result of the Offering, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any subsidiary.

          (vii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Securities as provided herein and therein and the power to effect the Use of Proceeds as described in the Offering Memorandum.

          (viii) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

          (ix) The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a fair summary in all material respects of the terms of the Indenture.

          (x) The Senior Discount Notes have been duly and validly authorized by the Company, and have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The description of the Senior Discount Notes in the Offering Memorandum contains a fair summary in all material respects of the terms of the Senior Discount Notes.

          (xi) The Senior Discount Exchange Notes have been duly and validly authorized for issuance by the Company and, when issued and authenticated pursuant to the Registered Exchange Offer and in accordance with the terms of the Indenture, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The description of the Senior Discount Exchange Notes in the Offering Memorandum contains a fair summary in all material respects of the terms of the Senior Discount Exchange Notes.

          (xii) The Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a fair summary in all material respects of the terms of the Registration Rights Agreement.

          (xiii) The Warrant Agreement has been duly and validly authorized by the Company, and, when duly executed and delivered by the Company, will be the legal, valid binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a fair summary in all material respects of the terms of the Warrant Agreement.

          (xiv) The Warrants have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company pursuant to this Agreement and, when issued and countersigned in accordance with the terms of the Warrant Agreement and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Warrant Agreement, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a fair summary in all material respects of the terms of the Warrants.

          (xv) The Warrants will be exercisable for Warrant Shares in accordance with the terms of the Warrant Agreement. The Warrant Shares have been duly authorized for issuance by the Company and, when issued and paid for upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable, free of any preemptive or similar rights. The Company has reserved sufficient shares of Common Stock for issuance upon the exercise of the Warrants (assuming the exercise of the Warrants on the Closing Date).

          (xvi) The Warrant Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a fair summary in all material respects of the terms of the Warrant Registration Rights Agreement.

          (xvii) Neither the Company nor any of its subsidiaries is, nor, after giving effect to the Offering, will be (A) in violation of its charter or bylaws, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) in violation of any local, state or Federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the Communications Act of 1934, as amended by the Telecommunications Act of 1996 (the "Telecommunications Act") and the rules and regulations of the Federal Communications Commission and environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to the Company, any of its subsidiaries or any of their assets or properties (whether owned or leased) other than, in the case of clauses (B) and (C), any default or violation that could not reasonably be expected to individually or in the aggregate have a Material Adverse Effect or (2) which is disclosed in the Offering Memorandum. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument, except as disclosed in the Offering Memorandum.

          (xviii)   None of (A) the execution, delivery or performance by the
     Company of this Agreement and the other Operative Documents, (B) the issuance and sale of the Securities and (C) consummation by the Company of the transactions described in the Offering Memorandum under the caption "Use of Proceeds" does or will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws of the Company or any of its subsidiaries, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their property is or may be bound, (iii) any statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their assets or properties or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, except in the case of clauses (ii), (iii) and (iv) for such violations conflicts, breaches, defaults, consents, impositions of liens or accelerations that (x) would not singly, or in the aggregate, have a Material Adverse Effect or (y) which are disclosed in the Offering Memorandum. Other than as described in the Offering Memorandum, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or administrative agency (including, without limitation, the FCC or the California Public Utilities Commission) or (B) any other person is required for (1) the execution, delivery and performance by the Company of this Agreement and the other Operative Documents or (2) the issuance and sale of the Securities and the transactions contemplated hereby and thereby, except (x) such as have been obtained and made (or, in the case of the Registration Rights Agreement or Warrant Registration Rights Agreement, will be obtained and made) under the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") or (y) where the failure to obtain any such consent, approval, authorization or order of, or filing registration, qualification, license or permit would not reasonably be expected to result in a Material Adverse Effect.

          (xix) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company, threatened or contemplated to which the Company or any of its subsidiaries is a party or to which the business or property of the Company or any of its subsidiaries is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body or (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries are or may be subject or to which the business, assets, or property of the Company or any of its subsidiaries are or may be subject, that (x) is required to be disclosed in the Preliminary Offering Memorandum and the Offering Memorandum and that is not so disclosed or (y) could reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

          (xx) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Securities or prevents or suspends the use of the Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Securities, prevents or suspends the sale of the Securities in any jurisdiction referred to in
     Section 4(e) hereof or that could adversely affect the consummation of the transactions contemplated by this Agreement, the Operative Documents or the Offering Memorandum; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

          (xxi) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is threatened or imminent which is likely to result in a Material Adverse Effect.

          (xxii) The Company and its subsidiaries are in compliance with and have not violated any environmental, safety or similar law or regulation applicable to any of them or their business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), do not lack any permit, license or other approval required of any of them under applicable Environmental Laws and are not violating any term or condition of such permit, license or approval, any of which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect. No facilities owned or leased by the Company or any of its subsidiaries, or to the knowledge of the Company, any facilities of any predecessor in interest of the Company or any of its subsidiaries, is listed or, to the knowledge of the Company, formally proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both as promulgated under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or on any comparable state list, or listed or, to the knowledge of the Company, formally proposed for listing, on any comparable local list, and the Company or any of its subsidiaries have not received any written notification of potential or actual liability, or any written request for information, pursuant to CERCLA or any comparable state, local or foreign environmental law.

          (xxiii)   Each of the Company and its subsidiaries has (i) good and
     marketable title to all of the properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Offering Memorandum or as would not have a Material Adverse Effect, (ii) peaceful and undisturbed possession under all material leases to which any of them is a party as lessee, (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities (including, without limitation, the FCC and the California Public Utilities Commission), all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business conducted by the Company and its subsidiaries in the manner described in the Offering Memorandum, except as described in the Offering Memorandum or where the failure to hold such Authorizations would not, individually or in the aggregate, have a Material Adverse Effect, and no such Authorization contains a materially burdensome restriction that is not disclosed in the Offering Memorandum and (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect would not have a Material Adverse Effect, all such Authorizations are valid and in full force and effect and each of the Company and its subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All material leases to which any of the Company or its subsidiaries is a party are valid and binding, and no default by the Company or any of its subsidiaries has occurred and is continuing thereunder and, to the best knowledge of the Company and its subsidiaries, no material defaults by the landlord are existing under any such lease that could reasonably be expected to result in a Material Adverse Effect.

          (xxiv) Each of the Company and its subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses (including all FCC, state, local or other jurisdictional regulatory licenses), inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual Property") presently employed by it in connection with the businesses now operated by it or which are proposed to be operated by it free and clear of and to the knowledge of the Company without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person, and none of the Company or its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, except, with respect to all of the foregoing, as could not reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to have a Material Adverse Effect.

          (xxv) None of the Company or any of its subsidiaries, or to the best knowledge of the Company, any of their officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company or any of its subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any of its subsidiaries (or assist the Company or any of its subsidiaries in connection with any actual or proposed transaction) which
     (i) might subject the Company or any of its subsidiaries, or any other individual or entity to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a Material Adverse Effect on the assets, business or operations of the Company or any of its subsidiaries or (iii) if not continued in the future, might have a Material Adverse Effect.

          (xxvi) All material tax returns required to be filed by the Company or any of its subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company or any of its subsidiaries, their assets or their property.

          (xxvii)   None of the Company or any of its subsidiaries is (i) an
     "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (xxviii) Except as disclosed in the Offering Memorandum, there are no holders of securities of the Company or any of its subsidiaries who, by reason of the execution by the Company of this Agreement or any other Operative Document to which it is a party or the consummation by the Company of the transactions contemplated hereby or thereby, have the right to request or demand that the Company or any of its subsidiaries register under the Act or analogous foreign laws and regulations securities held by them.

          (xxix) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

          (xxx) Each of the Company and its subsidiaries maintains insurance covering its properties, operations, personnel and businesses. Except as disclosed in the Offering Memorandum, such insurance insures against such losses and risks in accordance with customary industry practice. None of the Company or any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof, subject only to changes made in the ordinary course of business, consistent with past practice, which do not, singly or in the aggregate, materially alter the coverage thereunder or the risks covered thereby.

          (xxxi) None of the Company or any of its subsidiaries has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units, the Notes or the Warrants or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Units, the Notes or the Warrants or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (xxxii)   No registration under the Act of the Units, the Notes or
     the Warrants is required for the sale of the Units to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming (i) that the purchasers who buy the Units in the Exempt Resales are either QIBs or Accredited Investors and (ii) the accuracy of the Initial Purchasers' representations regarding the absence of general solicitation in connection with the sale of the Units to the Initial Purchasers and the Exempt Sales contained herein. No form of general solicitation or general advertising was used by the Company or any of its representatives (other than the Initial Purchasers, as to which the Company makes no representation or warranty) in connection with the offer and sale of any of the Securities in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (xxxiii)    ERISA:

          (A)     DEFINITIONS:

          "Code" means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated and the rulings issued thereunder.

          "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means each trade or business (whether or not incorporated) that would be treated together with the Company as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

          "ERISA Event" means (i) the occurrence of a "reportable event" described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice), or (ii) the provision or filing of a notice of intent to terminate a Plan (other than in a standard termination within the meaning of Section 4041 of ERISA) or the treatment of a Plan amendment as a distress termination under Section 404l of ERISA, or (iii) the institution of proceedings to terminate a Plan by the Pension Benefit Guaranty Corporation, or (iv) the existence of any "accumulated funding deficiency" or "liquidity shortfall" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, or the filing of an application pursuant to Section 412(e) of the Code or Section 304 of ERISA for any extension of an amortization period, or (v) the receipt of notice by the Company or any ERISA Affiliate that any Multiemployer Plan may be terminated, partitioned or reorganized or that any Multiple Employer Plan may be terminated, or (vi) the occurrence of any transaction which might reasonably be expected to constitute grounds for the imposition of liability under Section 4069 or 4212 of ERISA.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
     Section 4001(a)(3) of ERISA.

          "Multiple Employer Plan" means an employee benefit plan described in
     Section 4063 of ERISA.

          "Plan" means an employee benefit plan, other than a Multiemployer Plan, with respect to which the Company or any of its ERISA Affiliates could be subject to any liability under Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

          "Underfunding" means, with respect to any Plan, the excess, if any, of the "projected benefit obligations" (within the meaning of Statement of Financial Accounting

     Standards 87) under such Plan (determined using the actuarial assumptions used for purposes of calculating funding requirements in the most recent actuarial report for such plan) over the fair market value of the assets held under the Plan.

          (B) No ERISA Event has occurred, is planned or is reasonably expected to occur and no condition or event currently exists or currently is expected to occur that could result in any such ERISA Event. The aggregate Underfunding with respect to all Plans which have any Underfunding does not exceed $100,000.

          (C) Neither the Company nor any of its ERISA Affiliates has incurred unsatisfied liabilities in connection with withdrawals from Multiemployer Plans and Multiple Employer Plans, if any, in excess of an aggregate amount of $100,000. If the Company and each of its ERISA Affiliates were to completely withdraw on the date hereof from all Multiemployer Plans and Multiple Employer Plans to which such entity is contributing or has an obligation to contribute, the Company would not incur, directly or indirectly, liability in excess of an aggregate amount of $100,000.

          (xxxiv)   Each of the Preliminary Offering Memorandum and the
     Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

          (xxxv) Subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date, except as set forth in the Offering Memorandum, (i) none of the Company or any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business, (ii) none of the Company or any subsidiary has incurred any liabilities or obligations, direct or contingent, which will be material to the Company and its subsidiaries, taken as a whole, (iii) there has not been, singly or in the aggregate, any change or development which could reasonably be expected to result in a Material Adverse Effect, (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, (v) there has been no capital expenditure or commitment by the Company or any of its subsidiaries exceeding $100,000, either individually or in the aggregate except in the ordinary course of business as generally contemplated by the Offering Memorandum, (vi) there has been no change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any of its subsidiaries, (vii) there has been no revaluation by the Company or any of its subsidiaries of any of their assets, (viii) except in the ordinary course of business consistent with past practice, there has been no increase in the salary or other compensation payable or to become payable by the Company or any of its subsidiaries to any of their officers, directors, employees or advisors, nor any declaration, payment or commitment or obligation of any kind for the payment by the Company or any of its subsidiaries of a bonus or other additional salary or compensation to any such person, (ix) there has been no material amendment or termination of any material contract, agreement or license to which the Company or any subsidiary is a party or by which it is bound, (x) there has been no waiver or release of any material right or claim of the Company or any subsidiary, including any write off or other compromise of any material account receivable of the Company or any subsidiary and (xi) there has been no material change in pricing or royalties set or charged by the Company or any subsidiary to their respective customers or licensees or in pricing or royalties set or charged by persons who have licensed intellectual property to the Company or its subsidiaries.

          (xxxvi)   None of the execution, delivery and performance of this
     Agreement, the issuance and sale of the Securities, the application of the proceeds from the issuance and sale of the Securities and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

          (xxxvii) The accountants who have certified or will certify the financial statements (which term as used in this Agreement includes the related notes thereto) included or to be included as part of the Offering Memorandum are independent accountants. The historical consolidated financial statements of the Company comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act and present fairly in all material respects the consolidated financial position and results of operations of the Company at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The pro forma financial statements included in the Offering Memorandum have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by this Agreement and the other Operative Documents; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act. The other financial and statistical information and data included in the Offering Memorandum, historical and pro forma, are accurately presented in all material respects and prepared on a basis consistent with the financial statements, historical and pro forma, included in the Offering Memorandum and the books and records of the Company and its subsidiaries, as applicable.

          (xxxviii) The Company does not intend to, nor does it believe that it or any of its subsidiaries will, incur debts beyond their ability to pay such debts as they mature. The present fair saleable value of the assets of the Company on a consolidated basis exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company on a consolidated basis as they become absolute and matured. The assets of the Company on a consolidated basis do not constitute unreasonably small capital to carry out the business of the Company and its subsidiaries, taken as a whole, as conducted or as proposed to be conducted. Upon the issuance of the Units, the present fair saleable value of the assets of the Company on a consolidated basis will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company on a consolidated basis as they become absolute and matured. Upon the issuance of the Units, the assets of the Company on a consolidated basis will not constitute unreasonably small capital to carry out its businesses as now conducted, including the capital needs of the Company on a consolidated basis, taking into account the projected capital requirements and capital availability.

          (xxxix)   Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any other person that would give rise to a valid claim against the Company or any of its subsidiaries or any of the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Securities.

          (xl) There are no business relationships or related party transactions involving the Company or any subsidiary or any other person that would be required to be described in the Offering Memorandum were it to be filed as part of a Registration Statement on Form S-1 under the Act which have not been so described.

          (xli) The information provided by the Company pursuant to this Agreement will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (xlii) The statements (including the assumptions described therein) included in the Offering Memorandum under the heading "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" were made by the Company with a reasonable basis and reflect the Company's good faith estimate of the matters described therein.

          (xliii)   Each certificate signed by any officer of the Company and
     delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

          The Company acknowledges that each of the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

          (b) Each of the Initial Purchasers severally and not jointly represents, warrants and covenants to the Company and agrees that:

          (i) Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Units.

          (ii) Such Initial Purchaser (A) is not acquiring the Units with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Units only to persons it reasonably believes are QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A.

          (iii) No form of general solicitation or general advertising has been or will be used by any of the Initial Purchasers or any of their representatives in connection with the offer and sale of any of the Units, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (iv) Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.


     6.   INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless (i) each of the Initial Purchasers, (ii) each person, if any, who controls one of the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of any of the Initial Purchasers or any controlling person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, however, that (i) the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein and (ii) the foregoing indemnity with respect to any untrue statement contained in or omitted from the Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser (or persons controlling such Initial Purchaser) from whom the person asserting any such loss, liability claim, damage or expense purchased any Units which are the subject thereof if it is not finally judicially determined that such loss, liability, claim, damage or expense resulted solely from the fact that such Initial Purchaser sold Units to the person asserting loss, claim, damage or expense, who was not sent or given, at or prior to the written confirmation of such sale, a copy of the Offering Memorandum, as amended and supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

          (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser expressly for use therein; PROVIDED, however, that in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by such Initial Purchaser from the sale of Securities. This indemnity will be in addition to any liability which any Initial Purchaser may otherwise have, including under this Agreement.

          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case (and where the Initial Purchasers are the indemnified parties, the Representative shall have the right to select such counsel for the Initial Purchasers), but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; PROVIDED, however, that the indemnifying party under subsection (a) or (b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; PROVIDED, however, that such consent was not unreasonably withheld.

     7. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified thereunder, the Company and the Initial Purchasers shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company and one or more of the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Initial Purchasers from the offering of the Units or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Initial Purchasers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Initial Purchasers shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Units (net of discounts but before deducting expenses) received by the Company and (y) the discounts received by the Initial Purchasers, respectively, from the sale of the Securities.

The relative fault of the Company and of the Initial Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the discount applicable to the Units purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, (A) each person, if any, who controls any of the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of any of the Initial Purchasers or any controlling person shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; PROVIDED, however, that such written consent was not unreasonably withheld.

     8. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The several obligations of the Initial Purchasers to purchase and pay for the Units, if any, as provided herein, shall be subject to the satisfaction of the following conditions:

     (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

     (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 10:00 a.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Representative may agree, and no stop order suspending the qualification or exemption from qualification of the Units, the Notes or the Warrants in any jurisdiction referred to in
     Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

     (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Units, the Notes or the Warrants; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company, threatened against, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that (1) could reasonably be expected to result in a Material Adverse Effect or (2) has not been disclosed in the Offering Memorandum; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to have a Material Adverse Effect.

     (d) Since the dates as of which information is given in the Offering Memorandum, (i) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term borrowings, of the Company or any of its subsidiaries from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, (iii) neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, other than in the ordinary course of business, that are material, individually or in the aggregate, to the Company or any of its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any Material Adverse Effect.

     (e) The Representative shall have received a certificate, dated the Closing Date, signed on behalf of the Company by (i) Donald L. Sturm, Chairman of the Board, Chief Executive Officer and President (ii) Robert E. Randall, Executive Vice President, Chief Operating Officer and Acting Chief Financial Officer, in form and substance reasonably satisfactory to the Representative, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8 and that, as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed in all material respects.

     (f) The Representative shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Representative and counsel to the Initial Purchasers, of Latham & Watkins, counsel for the Company, to the effect set forth in Exhibit A hereto.

     (g) The Representative shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Representative and counsel to the Initial Purchasers, of Blumenfeld & Cohen, special regulatory counsel to the Company, to the effect set forth in Exhibit B hereto.

     (h) The Representative shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, of Cleary, Gottlieb, Steen & Hamilton, counsel to the Initial Purchasers, covering such matters as the Representative may reasonably request.

     (i) At the time this Agreement is executed and at the Closing Date the Representative shall have received from Price Waterhouse LLP, independent public accountants for the Company, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Representative and in form and substance satisfactory to the Representative and counsel to the Initial Purchasers with respect to the financial statements and certain financial information of the Company contained in the Offering Memorandum.

     (j) Cleary, Gottlieb, Steen & Hamilton shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

     (k) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

     (l) The Company and the Trustee shall have entered into the Indenture and the Representative shall have received counterparts, conformed as executed, thereof.

     (m) The Company shall have entered into the Registration Rights Agreement and the Representative shall have received counterparts, conformed as executed, thereof.

     (n) The Company shall have entered into the Warrant Agreement and the Representative shall have received counterparts, conformed as executed, thereof.

     (o) The Company shall have entered into the Warrant Registration Rights Agreement and the Representative shall have received counterparts, conformed as executed, thereof.

     (p) The Company shall have consummated the Equity Commitment and provided the Representative with evidence, in form and substance satisfactory to them, that proceeds have been received by the Company thereunder in the amounts and in the manner set forth in the Offering Memorandum.

     (q) The Company shall have furnished to the Representative evidence, in form and substance satisfactory to them, that all amounts outstanding under the Company's Credit

     Facility (as defined in the Offering Memorandum) have been repaid in full, that such Facility has been terminated and that the security interests created in connection therewith have been released.

     (r) The Amended and Restated Investor Rights Agreement, a copy of which has been furnished to the Representative, has been duly authorized, executed and delivered by each of the parties thereto.


          All opinions, certificates, letters and other documents required by this Section 8 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative. The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request.

     9. INITIAL PURCHASERS' INFORMATION. The Company and the Initial Purchasers severally acknowledge that the statements with respect to the offering of the Units set forth in the last paragraph of the cover page and the last sentence of the third paragraph and the fifth paragraph under the caption "Plan of Distribution," in such Offering Memorandum constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Offering Memorandum.

     10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Initial Purchasers and the Company contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Company or any controlling person thereof, and shall survive delivery of and payment for the Units to and by the Initial Purchasers. The representations contained in
Section 5 and the agreements contained in Sections 4(f), 6, 7 and 11(d) shall survive the termination of this Agreement, including any termination pursuant to
Section 11.

     11.  EFFECTIVE DATE OF AGREEMENT; TERMINATION.

     (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

     (b) The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Representative, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to the Company if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Initial Purchasers hereunder as provided in Section 8 is not fulfilled when and as required in any material respect, (iii) in the reasonable judgment of the Representative any material adverse change shall have occurred since the respective dates as of which information is given in the Offering

     Memorandum in the condition (financial or otherwise), business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of the Company taken as a whole, other than as set forth in the Offering Memorandum, or (iv)(A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for the Company's securities or for securities in general; or (B) trading in securities generally on the New York or American Stock Exchanges shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange, or by such exchange or other regulatory body or governmental authority having jurisdiction; or
     (C) a banking moratorium shall have been declared by Federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared; or (D) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Representative's judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Units on the terms and in the manner contemplated in the Offering Memorandum; or (E) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Representative's judgment, makes it inadvisable or impracticable to proceed with the delivery of the Units as contemplated hereby.

     (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, telephonic facsimile, or telegraph, confirmed in writing by letter.

     (d) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Units provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Representative, reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and expenses of Initial Purchasers' counsel), incurred by the Initial Purchasers in connection herewith.

     12. NOTICE. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Representative shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department, telecopy number: (212) 272-3092; and if sent to the Company, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to FirstWorld Communications, Inc., 9333 Genesee Avenue, Suite 200, San Diego, California 92121, Attention:
Robert A. Randall, telecopy number: (619) 552-8006, with a copy to Latham & Watkins, 701 B Street, 21st Floor, San Diego, California 92101-8197, telecopy number: (619) 696-7419, Attention: David A. Hahn.

     13. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers and the Company and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Units from the Initial Purchasers.

     14. CONSTRUCTION. This Agreement shall be construed in accordance with the internal laws of the State of New York. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

     15. CAPTIONS. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

     16. COUNTERPARTS. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

                              [Signature page to follow]

          If the foregoing correctly sets forth your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchasers.


                                        Very truly yours,

                                        FIRSTWORLD COMMUNICATIONS, INC.


                                        By:         /s/ Donald L. Sturm
                                           -------------------------------------
                                        Name:
                                        Title:




Accepted and agreed to as of
the date first above written:

BEAR, STEARNS & CO. INC.


By:  /s/ Phil Berney
   -----------------------------------
   Name:
   Title:

For themselves and the other Initial
Purchasers named in Schedule I to the
foregoing Agreement

                                      Schedule I

Initial Purchaser                                               Number of Units
-----------------                                               to be Purchased
                                                                ---------------

Bear, Stearns & Co. Inc. . . . . . . . . . . . . . . . . . .           235,000

ING Baring (U.S.) Securities, Inc. . . . . . . . . . . . . .            94,000

J.P. Morgan Securities Inc.. . . . . . . . . . . . . . . . .            47,000

Merrill Lynch, Pierce, Fenner & Smith

Incorporated . . . . . . . . . . . . . . . . . . . . . . . .            94,000
                                                               ---------------
                                                               ---------------
                                                                Total: 470,000

                                      EXHIBIT A




                        Form of Opinion of Latham & Watkins


     1. The Company and each of the subsidiaries listed on an appendix to the opinion have been duly incorporated and are validly existing and in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to own, lease and operate their properties and to conduct their businesses as described in the Offering Memorandum. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents, as applicable, and to consummate the transactions contemplated thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Securities. Based solely on certificates from public officials, such counsel shall confirm that the Company is qualified to do business in the State of Texas.

     2. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable. The authorized, issued and outstanding capital stock of the Company conforms in all material respects to the description thereof set forth in the Offering Memorandum. All of the issued and outstanding shares of capital stock of each of the subsidiaries listed on the appendix referenced above have been duly and validly issued, are fully paid and nonassessable, are owned of record by the Company, and, to the best of such counsel's knowledge, are free from any lien, claim, encumbrance, security interest, restriction on transfer, shareholders' agreement or voting trust, except as described in the Offering Memorandum.

     3. Except as described in the Offering Memorandum, to the best of such counsel's knowledge, there is no commitment or arrangement to issue, and there are no outstanding options, warrants or other rights calling for the issuance of, any share of capital stock of the Company or any security or other instrument that by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company.

     4. When the Units are issued and delivered pursuant to this Agreement, no Unit, Note or Warrant will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

     5. This Agreement has been duly and validly authorized, executed and delivered by the Company.

     6. Each of the Indenture, the Registration Rights Agreement, the Warrant Agreement, the Warrant Registration Rights Agreement and the Amended and Restated Investor

Rights Agreement has been duly and validly authorized, executed and delivered by the Company and is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) such counsel need not express any opinion concerning the enforceability of the specific performance remedy contained in the Registration Rights Agreement; (v) such counsel need not express any opinion concerning the enforceability of the waiver of rights or defenses contained in Section 6.11 of the Indenture; and (vi) the manner by which the acceleration of the Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

     7. The Notes have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company pursuant to this Agreement and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as limited by the effect of bankruptcy, insolvency, reorganization, moratoriurn or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) as limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) as limited by the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the manner by which the acceleration of the Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

     8. The Exchange Notes have been duly and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) as limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (iii) as limited by the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the manner by which the acceleration of the Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

     9. The Warrants have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company pursuant to this Agreement and, when issued and countersigned in accordance with the terms of the Warrant Agreement and delivered against payment therefor in accordance with the terms of this Agreement and the Warrant Agreement, will he legally valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except (i) as limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) as limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought and (ii) as limited by the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

     10. The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrants in accordance with the terms of the Warrant Agreement, are free of preemptive rights and, when issued upon exercise of the Warrants in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and nonassessable.

     11. The statements set forth in the Offering Memorandum under the headings "Description of the Units," "Description of the Notes," "Description of the Warrants," and "Exchange Offer; Registration Rights," insofar as such statements constitute a summary of legal matters, documents or proceedings, are accurate in all material respects. The statements in the Offering Memorandum under the heading "Notice to Investors," insofar as they purport to summarize matters of United States federal law, are accurate in all material respects.

     12. Assuming (i) the accuracy of the representations and warranties of the Initial Purchasers contained in Section 5(b) of this Agreement and (ii) compliance by the Initial Purchasers with the covenants contained in Section 5(b) of this Agreement, no registration of the Units under the Securities Act is required in connection with the purchase of the Units by the Initial Purchasers, or the initial resale of the Units by the Initial Purchasers, in each case in the manner contemplated by this Agreement and the Offering Memorandum and, prior to effectiveness of the Exchange Registration Statement or the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA. Such counsel, however, need not express any opinion as to when or under what circumstances any Securities initially sold by the Initial Purchasers may be reoffered or resold.

     13. The execution and delivery of this Agreement and the Operative Documents, the issuance and sale of the Securities pursuant to this Agreement and the issuance and sale of shares of Common Stock and warrants to purchase Common Stock pursuant to the Equity Commitment will not result (a) in the violation by the Company of its Amended and Restated Certificate of Incorporation or Bylaws or any federal, or California or New York statute, rule or regulation known to us to be applicable to the Company, (b) in the breach of or a default under any indenture, note, loan agreement, deed of trust, security agreement or other written agreement or instrument identified to such counsel by an officer of the Company as material to the Company and listed in an appendix to such counsel's opinion (the "Material Agreements"), or (c) to the best of such counsel's knowledge, based solely on the docket searches set forth on an appendix and certificates from officers of the Company, in the breach of or a default under any court and administrative orders, writs, judgments and decrees specifically directed to the Company, except as disclosed in the Offering Memorandum.

     To the best of such counsel's knowledge, no consent, approval, authorization or order of, or filing with, any federal, California or New York court or governmental agency or body is required for the execution, delivery and performance of the Purchase Agreement and the other Operative Documents, the issuance and sale of the Securities or the issuance and sale of shares of Common Stock and warrants to purchase Common Stock pursuant to the Equity Commitment, except (x) such as may be required (i) in connection with the registration under the Securities Act of the Exchange Notes, if any, pursuant to the Registration Rights Agreement or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) in connection with the registration under the Securities Act of the Warrants and Warrant Shares pursuant to the Warrant Registration Rights Agreement or under the Exchange Act, (iii) in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA") in connection with the registration of the Exchange Notes, if any, pursuant to the Registration Rights Agreement, (iv) under the blue sky laws of any jurisdiction; (y) those which have been obtained and are in full force and effect; and (z) those identified in the Offering Memorandum.

     14. The Company is not and, after giving effect to the sale of the Units and the application of the net proceeds therefrom will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

     15. Except as set forth in this Agreement, the Registration Rights Agreement or the Warrant Registration Rights Agreement or as disclosed in the Offering Memorandum, to the best of such counsel's knowledge, there are no holders of securities of the Company who, by reason of the execution by the Company of this Agreement or any other Operative Document to which it is a party or the consummation by the Company of the transactions contemplated thereby, have the right to request or demand that the Company register securities held by them under the Act.

     16. Neither the execution or delivery of this Agreement or any of the Operative Documents, the issuance and sale of the Securities, or the application of the proceeds from the issuance and sale of the Securities in the manner set forth under the caption "Use of Proceeds" in the Offering Memorandum will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System. Such counsel may assume for purposes of such opinion that the Company will not use any of the proceeds from the sale and issuance of the Units to purchase "margined securities" within the meaning of Regulations G, T, U and X.

     17. To the best of our knowledge, based solely on docket searches in the jurisdictions set forth on an appendix to such opinion for the entities indicated on such appendix and certificates from officers of the Company, there are no actions, suits, proceedings or investigations pending or threatened against the Company or any of its subsidiaries before or by any court, governmental agency or arbitrator.

     18. The statements contained in the Offering Memorandum under the caption "Certain Federal Income Tax Consequences," insofar as such statements continue a summary of legal matters, documents or proceedings, are accurate in all material respects.

          Such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and representatives of the Initial Purchasers, at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and has not made any independent check or verification thereof, during the course of such participation, no facts came to such counsel's attention that caused it to believe that the Offering Memorandum, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no belief with respect to the financial statements or other financial data included in, or omitted from, the Offering Memorandum.

                                      Exhibit B

     Form of Opinion of Blumenfeld & Cohen

          1. All of the licenses, permits and authorizations required by the FCC for the provision of telecommunications services by the Company or any of its subsidiaries, as such counsel understands those services to be provided currently based upon the attached certificate and the Offering Memorandum, have been issued to and are validly held by the Company or the applicable subsidiary. All of the licenses, permits and authorizations required by any "state commissions" as defined in Section 3 of the Communications Act of 1934, as amended (the "State Telecommunications Agencies") for the provision of telecommunications services by the Company and its subsidiaries, as such counsel understands those services to be provided currently based upon the attached certificate and the Offering Memorandum, have been issued to and, to the best knowledge of such counsel, are validly held by the Company or the applicable subsidiary, except where the failure to obtain or hold such license, permit or authority would not have a Material Adverse Effect. All such licenses, permits and authorizations are in full force and effect.

          2. None of the Company or any of its subsidiaries is the subject of any proceeding (including a rule making proceeding), pending complaint or investigation, or, to the best of such counsel's knowledge, any threatened complaint or investigation, before the FCC, or, to the best of such counsel's knowledge after oral inquiry, of any proceeding (including a rule making proceeding), pending complaint or investigation, or any threatened complaint or investigation, before the State Telecommunications Agencies based, in each case, on any alleged violation of any statutes governing the FCC or the State Telecommunications Agencies and the rules and regulations promulgated thereunder (the "Telecommunications Laws") by the Company or any of its subsidiaries in connection with their provision of or failure to provide telecommunications services of a character required to be disclosed in the Offering Memorandum which is not disclosed in the Offering Memorandum.

          3. The statements in the Offering Memorandum under the headings of "Risk Factors -- Competition -- Telephony," "Risk Factors--Government Regulation," and "Business -- Regulation" accurately summarize the matters therein described.

          4. The Company has the consents, approvals, authorizations, licenses, certificates, permits, or orders of the FCC and the State Telecommunications Agencies, if any is required, for the consummation of the transactions contemplated in the Offering Memorandum, except where the failure to obtain the consents, approvals, authorizations, licenses, certificates, permits or orders would not have a Material Adverse Effect.

          5. Neither the execution and delivery of the Operative Documents nor the sale of the Securities contemplated thereby will conflict with or result in a violation of any order or regulation of the FCC or the State Telecommunications Agencies applicable to the Company, except where the conflict with or the violation of which would not have a Material Adverse Effect.